UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2008

Apartment Investment and Management Company
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-13232	841259577
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4582 S. Ulster Street Parkway, Suite 1100, Denver, Colorado		80237
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-757-8101

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008 Compensation Matters

On August 28, 2008, the Compensation and Human Resources Committee (the "Committee") of the Board of Directors (the "Board") of Apartment Investment and Management Company ("Aimco"), which Committee also constitutes all of, and only, the independent members of the Aimco Board, in conjunction with Terry Considine, Aimco’s Chairman of the Board and Chief Executive Officer, addressed various compensation matters for Aimco’s named executive officers.

The Committee, in conjunction with Mr. Considine, set total target compensation (base compensation plus bonus compensation) for 2008 for Timothy J. Beaudin, which total target compensation is based on achievement of the objectives of Aimco’s 2008 approved operating plan and achievement of specific individual objectives. Total target compensation is comprised of a base salary rate of $500,000 per annum (from $350,000), which base salary will be made effective as of January 1, 2008, and target bonus compensation in a range of $1.8 million to $2.5 million.

The Committee also increased total target compensation for Terry Considine to a range of $4.5 million to $6 million (which includes an annual base salary rate of $600,000). Aimco also: increased David Robertson’s annual base salary rate to $500,000 (from $400,000) and set his target bonus compensation at a range of $1.8 million to $2.5 million; increased Thomas M. Herzog’s annual base salary to $450,000 (from $350,000) and set his target bonus compensation at a range of $1.05 million to $1.55 million; and set Lance J. Graber’s target bonus compensation at a range of $650,000 to $1.65 million. Base salary changes will be made effective as of July 1, 2008.

Target bonus compensation amounts are based in part on Aimco’s achievement of the objectives in its operating plan and individual objectives. If such objectives are not achieved or if individual performance so warrants, the amount paid for bonus compensation may be less than this target, and if such objectives are exceeded or if individual performance so warrants, the amount paid for bonus compensation may exceed this target. Bonus compensation may be paid in the form of cash, options or restricted stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apartment Investment and Management Company

August 28, 2008	By:	Thomas M. Herzog

Name: Thomas M. Herzog
Title: Executive Vice President and Chief Financial Officer